WITHOUT PREJUDICE AND SUBJECT TO CONTRACT LIVANOVA PLC KEYNA SKEFFINGTON RETIREMENT AGREEMENT

1 THIS RETIREMENT AGREEMENT (the “Agreement”) is made on 2022 BETWEEN (1) LIVANOVA PLC, a company registered in England with registered number 09451374 and having its registered office at 20 Eastbourne Terrace, London, W2 6LG (the “Company”); and (2) KEYNA SKEFFINGTON, residing in London, England, United Kingdom (the “Executive”). BACKGROUND The Company has employed the Executive since 12 June 2017 as Senior Vice President & General Counsel under the terms of a Service Agreement dated 24 May 2017 (the “Service Agreement”). The Executive has indicated to the Company her desire to return to the United States and to retire from her employment with the Company. This agreement serves as her 12 months’ notice to terminate her employment in accordance with the Service Agreement. The Executive and the Company desire to plan for the Executive’s retirement by making this Agreement to record the arrangements for the Executive's retirement, including treating her retirement as an “Approved Retirement” as defined below. Whilst the Executive does not assert any claims in relation to her employment or its termination, for the sake of good order she has agreed to release the Company from any claims she may have against it. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement, unless the context otherwise requires: “the Acts” means the Employment Rights Act 1996 section 203(3) and the Equality Act 2010, section 147; “Claims” means the claims that the Executive has or may have against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents, being: (a) for damages for wrongful dismissal or breach of contract arising out of her employment, or termination of the employment, or otherwise including but not limited to any claim in respect of unpaid salary, bonus, commission, overtime, holiday pay, sick pay, pension contributions, benefits, allowances, re-imbursement of expenses, notice pay or any other termination or severance payment howsoever arising and in respect of stigma; (b) for unfair dismissal under the Employment Rights Act 1996; (c) in relation to unauthorized deductions from wages; (d) for discrimination, harassment or victimisation on the grounds of age, sex, race or nationality or any other unlawful ground, pursuant to the Equality Act 2010; 13 June

2 (e) for breach of contract or any other rights to or in respect of shares or other securities or securities-based incentives in the Company or any Group Company; (f) for unlawful detriment under the Employment Rights Act 1996; and (g) under the Public Interest Disclosure Act 1998. “Employment” means the employment of the Executive under the Service Agreement or, as the context requires, the duration of that employment; “Group” means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006); “Group Company” means any company within the Group; and “Termination Date” has the meaning given in Clause 2.1. 1.2 Interpretation and Construction Save to the extent that the context or the express provisions of this Agreement require otherwise, in this Agreement: (a) words importing the singular shall include the plural and vice versa; (b) words importing any gender shall include all other genders; (c) words importing the whole shall be treated as including reference to any part of the whole; (d) any reference to a Clause, the Schedule or part of the Schedule is to the relevant Clause, Schedule or part of the Schedule of or to this Agreement unless otherwise specified; (e) reference to this Agreement or to any other document is a reference to this Agreement or to that other document as modified, amended, varied, supplemented, assigned, novated or replaced from time to time; (f) reference to a provision of law is a reference to that provision as extended, applied, amended, consolidated or re-enacted or as the application thereof is modified from time to time and shall be construed as including reference to any order, instrument, regulation or other subordinate legislation from time to time made under it; (g) references to a “person” includes any individual, firm, company, corporation, body corporate, government, state or agency of state, trust or foundation, or any association, partnership or unincorporated body (whether or not having separate legal personality) or two or more of the foregoing; (h) general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and “including”, “include” and “in particular” shall be construed without limitation; and

3 (i) the meaning of any words coming after “other” or “otherwise” shall not be constrained by the meaning of any words coming before “other” or “otherwise where a wider construction is possible. 1.3 Headings The table of contents and the headings in this Agreement are included for convenience only and shall be ignored in construing this Agreement. 2. TERMINATION AND TRANSITION PERIOD/GARDEN LEAVE 2.1 Termination Date 2.1.1 The Executive’s employment with the Company shall terminate on 30 June 2023 or such other day as is agreed between the parties having regard to the desire on the part of both parties to ensure that a successor to the position of General Counsel has been hired and the Executive has had an opportunity to hand over her responsibilities to them (the "Termination Date"), unless terminated earlier in accordance with Clause 18 of the Service Agreement. If the Executive’s employment is terminated earlier than 30 June 2023, the Company shall pay the remainder of the Executive’s notice pay in accordance with clause 3.3 of the Service Agreement within 30 days of the Termination Date. 2.1.2 Between the date of this Agreement and the start of the Garden Leave Period agreed in accordance with Clause 2.2.1, the Executive agrees to continue to fulfil her role as Senior Vice President & General Counsel in accordance with the Service Agreement and to assist with the transition of her current responsibilities to a successor appointed by the Company, such assistance to include doing all such acts and things as the Chief Executive Officer of the Company may reasonably require, including to effect the Executive’s resignation from any other offices with the Company or any of its Group Companies or which the Executive held by reason of employment by the Company. 2.2 Garden Leave 2.2.1 After the Executive’s successor has been appointed and assumed responsibilities for the role of the General Counsel, the Chief Executive Officer of the Company and Executive shall agree on the date on which any garden leave shall commence (the "Garden Leave Period"). 2.2.2 During any Garden Leave Period, the Executive and the Company agree, that save as otherwise required by the Company, the Executive: (a) shall not be required to and shall not carry out any of her normal duties; (b) shall not be required to and shall not attend for work at the Company's premises without the prior written consent of the Chief Executive Officer of the Company; (c) shall not be required to and shall not transact any business on behalf of the Company or any Group Company, including contacting any employee, consultant, client, customer, supplier, agent, distributor, shareholder, adviser or other business contact of the Company or any Group Company ("Business Contacts"), except for purely social purposes and in relation to such persons and for such purposes as her successor or the Chief Executive Officer may require or approve in writing, provided that if the Executive is contacted by any Business Contacts for the purpose of conducting the Company’s business, the Executive shall refer them to her successor; (d) shall not have access to the Company's information systems; (e) will, at the reasonable request of the Company, provide the Company and/or any Group Company with such assistance as it or they may reasonably require in the conduct of

4 any legal proceedings, investigation or enquiry in respect of which the Company or its advisers believe that the Executive may be of assistance; and (f) the Executive's obligations to act in good faith and in the best interests of the Company and all Group Companies and the Executive's obligations under the Service Agreement shall remain in full force and effect. 2.3 Remuneration During Transition Period/Garden Leave 2.3.1 The Company will pay the Executive her normal remuneration and benefits required under the Service Agreement in the normal course until the Termination Date (less such sums as the Company is obliged by law to deduct by way of tax and employee's National Insurance) and forward the Executive's P45 within 30 days of the Termination Date. 2.3.2 The Executive will be paid for any accrued but unused holiday entitlement at the Termination Date, with such payment to be made within 30 days of the Termination Date. 2.3.3 Notwithstanding clause 6.3.3 of the Service Agreement, the Executive will be awarded a bonus in the 2022/2023 financial year consistent with the formula used by the Company with respect to other executive officers. The Executive’s target bonus shall be 70% of the Executive’s annual remuneration, being the target bonus applicable for the Executive in the 2021/2022 financial year. 2.4 Expenses The Company will reimburse the Executive for all expenses reasonably and properly incurred and accounted for in connection with the Executive's employment up to the Termination Date provided that the Company receives the appropriate receipts or invoices within 7 days of the Termination Date. 2.5 Restrictions During the Garden Leave Period and After Termination of Employment 2.5.1 The Executive shall adhere to the terms of Clause 15 (Restrictions During Employment) of the Service Agreement until the Termination Date. 2.5.2 During the Employment, including the Garden Leave Period and at any time (without limitation) after the Termination Date, the Executive shall adhere to the terms of Clause 16 (Confidentiality and Company Documents) of the Service Agreement. 2.5.3 The Executive shall comply with Clause 20 (Restrictions after Termination) of the Service Agreement. 2.5.4 The Executive acknowledges and agrees that nothing in this Agreement is intended to or does prevent her from: 1) filing a charge or complaint with any governmental agency or regulatory body (including, but not limited to, the Health and Safety Executive, Equality and Human Rights Commission, Her Majesty’s Revenue and Customs or United States Securities and Exchange Commission) or 2) disclosing information for the purpose of making a protected disclosure within the meaning of Part IVA of the Employment Rights Act 1996 (Protected Disclosures), provided that the disclosure is made in accordance with the provisions of that Act; or 3) reporting a criminal offence or otherwise making a disclosure to the police or other law enforcement agency; or 4) co-operating with a law enforcement agency, regulatory body or public body with regards to a criminal investigation or prosecution, a regulatory investigation or a public inquiry; or 5) disclosing information to any medical professional or counsellor, legal or tax advisor who is bound by an obligation of confidentiality; or 6) disclosing information to a Court or Tribunal of competent jurisdiction in compliance with an order to give evidence and/or in the course of giving evidence; or 7) disclosing information to a spouse or partner or

5 other immediate family member provided they agree to keep the matter confidential; or 8) making any other disclosure required by law. 3. CONSIDERATION 3.1 Consideration 3.1.1 Subject to and conditional upon the Executive's material compliance with the terms and warranties of this Agreement the Company (without any admission of liability) (provided that the Executive has also returned to the Company a copy of this Agreement signed by her with a completed certificate signed by her independent legal adviser in the form attached hereto as Schedule 1 and the Reaffirmation of Waiver and Release of Claims and related confirmation of advice certificate in accordance with Schedule 2), will comply with its obligations in this Clause 3 below. 3.2 Relocation assistance 3.2.1 The Company will provide the Executive and her accompanying dependents with such relocation services as are recommended via a vendor selected by the Company for a total maximum cost of £50,000 (the "Relocation Services"). The list of the Relocation Services includes, but is not limited to i) packing, shipping from the United Kingdom to the United States and unpacking the Executive's household possessions at the Company's expense, ii) reimbursement of travel expenses for one trip for the Executive and the Executive's family to the United States, iii) reimbursement of other miscellaneous relocation expenses, and iv) immigration support services (in the United Kingdom). The Relocation Services will be available to the Executive to use up to 12 months after the Termination Date. 3.2.2 If the Executive is compelled to pay income taxes on any of the foregoing Relocation Services provided by the Company, the Executive will be responsible for the related income tax and national insurance. 3.3 Equity Awards 3.3.1 The Compensation Committee of the Company has designated the Executive’s retirement to be an “Approved Retirement” pursuant to the terms of the outstanding agreements related to Restricted Stock Units, Performance Share Units, and Stock Appreciation Rights granted to the Executive as set out in Schedule 3 of this Agreement (the “Equity Awards”) and confirms that the unvested portion of each of the Equity Awards shall continue to vest pursuant to the terms of their respective award agreements. The Company warrants that it has taken all required steps and obtained all necessary approvals and/or authorisations from all relevant parties in order to give effect to the provisions of this clause 3.3.1. The company finds it important to make it explicit to the Executive, that any vested SARs (Stock Appreciation Rights) from 2017 & 2018 are excluded from the Approved Retirement Equity Award terms, hence will expire 3 months after the termination date. 3.3.2 The definitions used in this clause 3.3 refer to the definitions used in the Equity Awards plans. 3.3.3 The Company and Executive agree that the Executive shall not be eligible to receive any further equity awards in the Company. 3.3.4 The Executive is responsible for any taxes related to the Equity Awards. 3.4 Tax assistance 3.4.1 In addition to the Relocation Services, the Company will provide the Executive with tax assistance through a professional tax services firm for the preparation and filing of the 2023 US

6 tax year and 2022/2023 and 2023/2024 UK tax years (the "Tax Assistance"). In addition, the tax consultant will provide a consultation to explain tax and National Insurance implications resulting from the end of the employment relationship, the relocation to the United States and to review the Executive's expected tax responsibilities associated with it. 3.4.2 If the Executive is compelled to pay income taxes on any of the Tax Assistance provided by the Company, the Executive will be responsible for the related income tax and national insurance. 3.5 Attorney Fees 3.5.1 The Executive warrants that she has before signing this Agreement taken advice from Gareth Brahams of Brahams Dutt Badrick French LLP (the "Adviser") on the terms and effect of this Agreement and in particular its effect on her ability to pursue a complaint before an Employment Tribunal, the County Court or High Court. 3.5.2 It is a condition of this Agreement that the Adviser provides the certificate annexed to this Agreement at Schedule 1. 3.5.3 The Company shall within 30 days of receipt pay against a properly constituted VAT invoice addressed to the Executive but marked payable by the Company, a sum not exceeding £5,000 plus VAT to the Adviser in respect of legal fees incurred in taking independent legal advice in relation to the termination of her employment, the terms of this Agreement and its negotiation. 3.6 Future Inquiries The Executive shall direct all inquiries from prospective employers whether written or oral to Human Resources, who will advise said prospective employers of the Executive’s dates of service and positions held but will explain in accordance with their usual practice it is not their intention to comment further and no implication (positive or negative) should be drawn from that. 3.7 Tax Indemnity 3.7.1 As specified above, the Executive shall be entirely responsible for the payment of any tax, employee’s National Insurance contributions, interest, fines, charges or penalties which may be or become payable in respect of the Relocation Services, Equity Awards and Tax Assistance (the "Taxes"). The indemnity in this clause shall not apply to any deductions made at source and any interest, fines, charges or penalties incurred as a result of any default or delay on the part of the Company or any Group Company. The Executive agrees to promptly indemnify the Company on an after-tax basis in respect of the Taxes. 3.7.2 The Company shall promptly notify the Executive of any demand it receives from HM Revenue & Customs in respect of any Taxes and agrees that it shall not make any payment in respect of the same until the Executive has had a reasonable opportunity (at least 28 days) to dispute the demand. The Company shall give the Executive reasonable access to information which might reasonably be required to dispute any such demand. 3.8 D&O Insurance 3.8.1 For a period of 6 years from the Termination Date, the Company will maintain directors’ and officers’ insurance for the benefit of the Executive in respect of those liabilities which she may have incurred as a director of the Company or any Group Company on the same terms as are provided to its directors from time to time during such period. The Executive will also continue to benefit from any right of indemnification the Executive has or may have from the Company or any Group Company.

7 4. WAIVER AND RELEASE OF CLAIMS 4.1.1 The Executive agrees that the terms of this Agreement are in full and final settlement of all and any claims or rights of action the Executive may have against the Company or any Group Company arising out of her employment with the Company or any Group Company or its termination on the Termination Date or from events occurring after this Agreement has been entered into whether under common law, contract, statute including, but not limited to, the Claims, each of which is hereby intimated and waived. 4.1.2 The waiver in Clause 4.1.1 does not apply to: (a) any claims for personal injury other than (a) where the Executive is currently aware of any facts or circumstances which do or may give rise to the claim and (b) those which may be brought under any discrimination legislation; (b) any claims by the Executive to enforce this Agreement; (c) any claims for any accrued pension rights; and (d) any claims or rights of action in respect of or in relation to the Equity Awards the Executive is retaining under clause 3.3 of this Agreement. 4.1.3 The Executive acknowledges that the conditions relating to settlement agreements under the Acts have been satisfied and that she has received independent legal advice and shall deliver on execution of this Agreement a certificate signed by the Adviser in the form attached hereto as Schedule 1. 4.1.4 The Executive shall as a strict condition of this Agreement within the 5 working-day period post-dating the Termination Date deliver to the Company’s CHRO the signed Reaffirmation Waiver and Release of Claims and related confirmation of advice certificate in accordance with Schedule 2. 4.1.5 The Executive warrants and represents that as at the date of this Agreement: (a) she has disclosed to the Adviser all facts, circumstances and information relating to her employment and its termination which the Adviser requires or may reasonably require in order to advise whether she has any claims against the Company, any Group Company, its or their shareholders, officers, employees, ex-employees and pension trustees; (b) having taken legal advice from the Adviser she has notified the Company in writing of all and any actual or potential claims that she has or may be entitled to make against the Company or any Group Company, its or their shareholders, officers, employees, ex- employees and pension trustees either now or in the future, in respect of her employment and its termination, whether contractual, statutory or otherwise and that these are fully particularised in the definition of Claims; (c) other than the Claims she has no other further claims or potential claims against the Company or any Group Company or its or their shareholders, officers, employees, ex- employees and pension trustees and she has not already instituted proceedings in relation to any claim or claims against the same; (d) as at the date of this Agreement she is not aware of any conditions, illness, injury or other circumstances affecting her that may give rise to a personal injury claim against the Company or any Group Company; and (e) she has not committed any act or made any omission which might amount to, and is not aware (and ought not reasonably to be aware) of any circumstances which might

8 constitute, a repudiatory breach of her Service Agreement entitling the Company to terminate her employment without notice or payment in lieu of notice. (f) she has not received either orally or in writing any offer of employment, office or contract for services (whether formal or informal) and has not, either orally or in writing accepted or agreed to accept any such offer to take effect after the Termination Date. For the avoidance of doubt, the warranties set out in this Clause 4.1.5 are a condition to the Consideration being provided in accordance with Clause 3. 4.1.6 The Executive acknowledges that the Company has relied on the obligations in Clause 4.1.4 and the Warranties in Clause 4.1.5 when entering into this Agreement and the Consideration set out in Clause 3 above is conditional upon the Executive's compliance with her obligations under this Agreement, including the obligation contained within Clause 4.1.4. 5. MISCELLANEOUS TERMS 5.1 Mutual Non-Disparagements The Executive agrees not to disparage, demean or defame the Company or its affiliates, their products, services or employees in any way. The Company agrees to instruct its directors and executive officers not to disparage, demean or defame the Executive in any way. 5.2 Governing Law This Agreement is governed by and shall be construed and enforced, in all respects, in accordance with English law. 5.3 Entire Agreement 5.3.1 This Agreement and the documents referred to in it constitute the entire agreement and understanding of the parties and supersede and extinguish all previous agreements, promises, assurances, warranties, representations and understandings between the parties, whether written or oral, relating to the subject matter of this Agreement. 5.3.2 Each party acknowledges that in entering into this Agreement it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement. 5.3.3 Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Agreement. 5.3.4 Nothing in this Clause shall limit or exclude any liability for fraud. 5.4 Legal and Other Assistance 5.4.1 After the termination of this Agreement, the Executive agrees that she will, at the request of the Company, provide the Company and/or any Group Company with such reasonable assistance as it or they may reasonably require in the conduct of any legal proceedings, investigation or enquiry in respect of which the Company or its advisers believe that the Executive may be of assistance. 5.4.2 If the Executive is required to provide assistance to the Company and/or any Group Company, in accordance with Clause 5.4.1 the Company will reimburse the Executive for any reasonable expenses which the Executive may incur and which are evidenced by appropriate receipts or invoices. In the event the Executive is reasonably required to provide assistance to the Company and/or any Group Company in excess of 15 hours per month, the Company and/or any Group Company agrees to come to a separate commercial agreement with the Executive.

9 5.5 Rights of Third Parties 5.5.1 The Company and the Executive intend that the terms of this Agreement should be enforceable by any Group Company, by virtue of the Contracts (Rights of Third Parties) Act 1999. Brahams Dutt Badrick French LLP shall be entitled to enforce the terms of clause 3.5.3. 5.6 Without Prejudice 5.6.1 This Agreement although marked "without prejudice" will upon signature by all parties (provided that the Executive has also returned to the Company a signed Certificate of Independent Legal Adviser, attached hereto as Schedule 1) be treated as an open document evidencing an agreement binding on the parties. 5.7 Counterparts 5.7.1 This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts or duplicates together shall constitute one and the same instrument (transmission via email in pdf format or via DocuSign being acceptable for this purpose). 5.8 Notices All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; or (ii) on delivery by an internationally recognized overnight courier, with written verification of receipt. All communications shall be sent to the address set forth below or at such other address as the Company or Executive may designate by ten (10) days advance written notice to the other party. In the case of the Company to: 20 Eastbourne Terrace London, W2 6LG United Kingdom Attention: Senior Vice President & General Counsel Facsimile: +44 20 3325 0696 In the case of the Executive to her personal address as provided separately to the Company, and as may be updated from time to time.

10 SCHEDULE 1- CERTIFICATE OF INDEPENDENT LEGAL ADVISER I, Gareth Brahams of Brahams Dutt Badrick French LLP whose address is Kings House, 36 King Street, London, EC2V 8BB confirm that I gave independent legal advice to Keyna Skeffington of London, United Kingdom as to the terms and effect of the Agreement to which this certificate is attached in particular as to its effect on her ability to pursue her rights, in particular the Claims specified in Clause 4.1.1, before a Court of competent jurisdiction or Employment Tribunal. I confirm that I am a solicitor of the Senior Courts holding a current practising certificate and that I have not been instructed to represent the Company in this matter and, as such, am independent. I confirm further that there was in force at the time I gave the advice referred to above a policy of insurance covering the risk of a claim by Keyna Skeffington in respect of any loss arising in consequence of that advice. Signed: Dated:

11 SCHEDULE 2 – REAFFIRMATION WAIVER AND RELEASE OF CLAIMS This Reaffirmation Waiver and Release of Claims (“Release”) is made on [date] by Keyna Skeffington (the “Executive”) in connection with the Executive’s retirement from employment. NOW THEREFORE, in consideration of the mutual promises described in the Retirement Agreement dated [date] 2022 ("the Retirement Agreement"), to which this Release is appended as Schedule 2, the Executive agrees as follows. 1. DEFINITIONS Definitions In this Release, unless the context otherwise requires: “the Acts” means the Employment Rights Act 1996 section 203(3) and the Equality Act 2010, section 147. “Claims” means the claims that the Executive believes that she has or may have against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents, being: (a) for damages for wrongful dismissal or breach of contract arising out of his employment, or termination of the employment, or otherwise including but not limited to any claim in respect of unpaid salary, bonus, commission, overtime, holiday pay, sick pay, pension contributions, benefits, allowances, re-imbursement of expenses, notice pay or any other termination or severance payment howsoever arising and in respect of stigma; (b) for unfair dismissal under the Employment Rights Act 1996; (c) in relation to unauthorized deductions from wages; (d) for discrimination, harassment or victimisation on the grounds of age, sex, race or nationality or any other unlawful ground, pursuant to the Equality Act 2010; (e) for breach of contract or any other rights to or in respect of shares or other securities or securities-based incentives in the Company or any Group Company; (f) for unlawful detriment under the Employment Rights Act 1996; and (g) under the Public Interest Disclosure Act 1998. “Group” means the Company, any presently existing or future holding company or undertaking of the Company and any presently existing or future subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words

12 “subsidiary” and “holding company” shall have the meanings given to them in section 1159 in the Companies Act 2006). “Group Company” means any company within the Group. 2. WARRANTIES 2.1 Subject to Clause 3.3, the Executive warrants that: (a) she has not raised any legal proceedings against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents; and (b) other than the Claims, as of the date of this Release, she has no further or outstanding claims or rights of action, being any further or outstanding claims or rights of action, whether under statute or common law (including contractual, tortious or other claims) and whether before an Employment Tribunal, court or otherwise and whether in the United Kingdom or any other jurisdiction in the world against the Company or any Group Company or any of its or their respective shareholders, officers, employees or agents including in respect of or arising out of her employment, or the holding of any office with or investment in the Company or any Group Company or the termination of that employment or office (such claims or rights of action referred to as “Further Claims”). 2.2 The Executive warrants as a strict condition of the Company's obligation to honour the terms of Clause 3 of the Agreement under this Release that there are no circumstances of which she is aware or of which she ought to be aware which could constitute a repudiatory breach by her of her contract of employment which would entitle or have entitled the Company to terminate her employment without notice. 3. SETTLEMENT 3.1 Subject to Clause 3.3, the Executive accepts the terms of this Release in full and final settlement of the Claims and all and any Further Claims, whether such claims are known or unknown to the parties and whether or not they are or could be in the contemplation of the parties at the date of this Release, which are waived and released in full. The Executive acknowledges that the conditions relating to settlement agreements under the Acts have been satisfied and that she has taken independent legal advice and shall deliver on execution of this Release a confirmation of advice certificate signed by her independent legal adviser in the form attached hereto. 3.2 The Executive undertakes not to institute or pursue any proceedings against the Company or any Group Company or against any of its or their respective shareholders, officers, employees or agents before an Employment Tribunal, court or any other judicial body anywhere in the world in respect of the Claims or for any remedy arising from any Further Claims. 3.3 The warranty in Clause 2.1 and the waiver in Clause 3.1 and undertaking in Clause 3.2 above do not apply to: (a) any claims for personal injury other than (i) where the Executive is currently aware of any facts or circumstances which do or may give rise to the claim and (ii) those which may be brought under any discrimination legislation; (b) any claims by the Executive to enforce this Agreement; (c) any claims for any accrued pension rights; or (d) any claims or rights of action in respect of or in relation to the Equity Awards the Executive is retaining under clause 3.3 of this Agreement. In respect of latent personal injuries and/or any latent industrial disease arising out of the course of her employment with the Company and/or the Group that are currently unknown to her, the Executive warrants that she is not aware of having any such personal injuries. These exceptions are the only claims which have not been settled by this Release.

13 3.4 Subject to the terms of Clause 3.3, if any other claim emerges in law or in fact anywhere in the world based on anything done or omitted to be done during the period of the Executive’s employment by the Company which was not previously known or foreseeable by the Executive, then the Executive agrees that there should be no recourse to any remedy for the claim against the Company or any Group Company. The Executive acknowledges and accepts that in agreeing to the retirement arrangements set out in Clause 3 of the Retirement Agreement she has taken into account that she has waived the right to pursue any such claims, whether foreseeable or not previously known, against the Company or any Group Company.

14 Confirmation of advice for Reaffirmation Waiver and Release of Claims I [name] of [firm] whose address is [address] confirm that I gave independent legal advice to Keyna Skeffington of [location] as to the terms and effect of the above Release to which this certificate is attached in particular as to its effect on her ability to pursue her rights, in particular the Claims and Further Claims specified in Clause 3.1 above before a Court of competent jurisdiction or Employment Tribunal. I confirm that I am a solicitor of the Senior Courts holding a current practising certificate and that I have not been instructed to represent the Company in this matter and, as such, am independent. I confirm further that there was in force at the time I gave the advice referred to above a policy of insurance covering the risk of a claim by Keyna Skeffington in respect of any loss arising in consequence of that advice. Signed: Dated:

SCHEDULE 3 – EQUITY AWARDS

Restricted Stock Units and Performance Stock Units

Grant Date	Vehicle	Vesting on March 2024	Vesting on March 2025	Vesting on March 2026
03/30/20	RSU	1,434		
03/30/21	r-TSR PSU	3,412		
03/30/21	RSU	853	853	
03/30/21	ROIC PSU	2,581		
03/30/21	FCF PSU	3,412		
03/30/22	r-TSR PSU		3,047	
03/30/22	ROIC PSU		1,523	
03/30/22	FCF PSU		1,523	
03/30/22	RSU	762	762	761

Stock Appreciation Rights

Grant Date	Vehicle	Strike Price	Vesting on March 2023	Vesting on March 2024	Vesting on March 2025	Vesting on March 2026	Vested unexercised SAR as of June 10, 2022	Expiration date
03/30/19	SAR	97.25	1,771				5,313	03/30/29
03/30/20	SAR	43.57	3,926	3,925			7,852	03/30/30
03/30/21	SAR	73.25	2,109	2,109	2,109		2,110	03/30/31
03/30/22	SAR	82.04	1,774	1,774	1,774	1,774	-	03/30/32

15

16 IN WITNESS of which this Release has been executed and delivered as a deed on the first date written above. EXECUTED as a Deed by KEYNA SKEFFINGTON _________________________________ Keyna Skeffington in the presence of: Witness’s Signature: _________________________________ Full Name: _________________________________ Address: _________________________________ _________________________________ _________________________________ /s/ Keyna P. Skeffington /s/ Geesje Blik

17 IN WITNESS of which this Agreement has been executed and delivered as a deed on the first date written above. EXECUTED as a Deed by _________________________________ DAMIEN McDONALD, Damien McDonald Chief Executive Officer, for and on behalf of LIVANOVA PLC in the presence of a Witness _________________________________ Witness Full Name: _________________________________ Address: _________________________________ _________________________________ _________________________________ EXECUTED as a Deed by KEYNA SKEFFINGTON _________________________________ in the presence of a Witness KEYNA SKEFFINGTON _________________________________ Witness Full Name: _________________________________ Address: _________________________________ _________________________________ _________________________________ /s/ Damien McDonald /s/ Keyna P. Skeffington /s/ Trui Hebbelinck /s/ Geesje Blik